Exhibit 99.1

NEXGEL Announces Share Repurchase Program

LANGHORNE, Pa. – December 7, 2022 – NEXGEL, Inc. (“NEXGEL” or the “Company”) (NASDAQ: NXGL, NXGLW), a leading provider of ultra-gentle, high-water-content hydrogel products for healthcare and consumer applications, announced today that its Board of Directors has approved a share repurchase program, effective immediately, with authorization to purchase up to $500,000 of the Company’s common shares.

Under the program, any repurchases will be made in the open market in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program does not obligate the Company to acquire any particular amount of common shares, and the repurchase program may be suspended or discontinued at any time by our Board of Directors.

“Our Board of Directors and executive management team remain committed to delivering value to our shareholders through strategic capital allocation. We believe the discount of our current valuation presents an attractive investment opportunity,” said Adam Levy, Chief Executive Officer of NEXGEL. “This repurchase program is a reflection of our confidence in our business and our pipeline of opportunities.”

About NEXGEL, INC.

NEXGEL is a leading provider of ultra-gentle, high-water-content hydrogels for healthcare and consumer applications. Based in Langhorne, Pa., the Company has developed and manufactured electron-beam, cross-linked hydrogels for over two decades. Alongside its strategic partners, NEXGEL has formulated more than 200 different combinations to bring natural ingredients to gentle skin patches that can be worn for long periods of time with little to no irritation.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “confidence,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs, such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise, except as required by law. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under “Risk Factors” therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/ .

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

valter@kcsa.com

Media Contacts:

Raquel Cona / Michaela Fawcett

KCSA Strategic Communications

212.896.1204 / 978.995.4683

rcona@kcsa.com / mfawcett@kcsa.com